NATURAL GAS SYSTEMS, INC.

                              EMPLOYMENT AGREEMENT


      THIS AGREEMENT ("Agreement") is entered into as of April 4, 2005, by and between STERLING MCDONALD (the "Executive") and NATURAL GAS SYSTEMS, INC., a Nevada corporation (the "Company"). The Agreement supercedes any and all prior agreements, written or oral, including but not limited to the Executive's prior employment agreement with the Company and its predecessor in interest, Natural Gas Systems, a Delaware corporation, other than the stock options granted under the Company's 2003 Stock Option Plan of Natural Gas Systems, Delaware, which was assumed by the Company.

            1.    DUTIES AND SCOPE OF EMPLOYMENT.

            (a) POSITION. For the term of his employment under this Agreement (the "Employment"), the Company agrees to employ the Executive in the position of Chief Financial Officer. The Executive shall report to the Company's CEO and Board of Directors, or to such other person as the Company subsequently may determine.

            (b) OBLIGATIONS TO THE COMPANY. During the term of employment under this Agreement, Executive shall devote his/her full business efforts and time to the Company. The foregoing shall not preclude the Executive from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments or from serving on the boards of directors of other entities, as long as such activities and/or services do not interfere or conflict with his/her responsibilities to the Company. Executive may provide material work for companies or third parties, if and only if such work is disclosed in writing and Executive receives consent from the Board at a duly-held meeting of the Board of Directors of the Company or if such work is described in Exhibit D hereto. The Executive shall comply with the Company's policies and rules, as they may be in effect from time to time during his Employment.

            (c) NO CONFLICTING OBLIGATIONS. The Executive represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement.

            2. CASH AND INCENTIVE COMPENSATION. For clarification, it is understood by all parties that other than as specified herein, the Company is not obligated to award any future grants of stock options or other form of equity compensation to Executive during Executive's employment with the Company.

            (a) SALARY. The Company shall pay the Executive as compensation for his services a base salary at a gross annual rate of $150,000.00, effective January 1, 2005, which may be increased annually at the election and sole discretion of the board of directors. Such salary shall be payable in accordance with the Company's standard payroll procedures. The annual compensation specified in this Subsection (a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Salary.")

            (b) INCENTIVE BONUSES. The Executive shall be eligible to be considered for an annual incentive bonus of up to 75% of base salary based on objective or subjective criteria established by the Company's Board of Directors (the "Board") or the Compensation Committee of the Board. The determinations of the Board or its Compensation Committee with respect to such bonus, if any, shall be final and binding. The Executive shall not be entitled to an incentive bonus if he is not employed by the Company on the date when such bonus is payable.


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            (c)  STOCK  OPTIONS.  In  addition  to  the  250,000  stock  options previously granted to the Executive under the Company's 2003 Stock Option Plan, an subject to the approval of the Board or the Compensation Committee of the Board, the Company shall grant the Executive a stock option covering an additional Three Hundred Fifty Thousand (350,000) shares of the Company's Common Stock. Such option shall be granted as soon as reasonably practicable after the date of this Agreement. The exercise price of such option shall be equal to the fair market value of such stock on the date of grant or this agreement. The term of such option shall be 10 years, subject to earlier expiration in the event of the termination of the Executive's Employment. The Executive shall vest in the option shares in equal quarterly installments of 1/16th per quarter over the next four years of continuous service. The grant of such option shall be subject to the other terms and conditions set forth in the Company's 2004 Stock Plan and in the Stock Option Agreement, attached hereto as EXHIBITS A AND B, respectively.

            3. VACATION AND EXECUTIVE BENEFITS. Executive shall be entitled to fifteen (15) days of vacation and five (5) personal days per year, to be taken in such amounts and at such times as shall be mutually convenient for Executive and the Company. Any vacation days exceeding five (5) days not taken by Executive in one year shall be forfeited and not carried forward to subsequent years. During his Employment, the Executive shall be eligible to participate in the employee benefit plans maintained by the Company, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

            4. BUSINESS EXPENSES. During his Employment, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

            5. TERM OF EMPLOYMENT.

            (a) TERMINATION OF EMPLOYMENT. The Company may terminate the Executive's Employment at any time and for any reason (or no reason), and with or without Cause, by giving the Executive ten day's notice in writing. The Executive may terminate his Employment by giving the Company ten days' advance notice in writing. The Executive's Employment shall terminate automatically in the event of his death. The termination of the Executive's Employment shall not limit or otherwise affect his obligations under Section 7.

            (b) EMPLOYMENT AT WILL. The Executive's Employment with the Company shall be "at will," meaning that either the Executive or the Company shall be entitled to terminate the Executive's Employment at any time and for any reason, with or without Cause. Any contrary representations that may have been made to the Executive shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Executive and the Company on the "at will" nature of the Executive's Employment, which may only be changed in an express written agreement signed by the Executive and a duly authorized officer of the Company.

            (c) CONSTRUCTIVE TERMINATION. The term "CONSTRUCTIVE TERMINATION" shall mean any of the following: (i) any breach by the Company of any material provision of this Agreement, including, without limitation, the assignment to the Executive of duties inconsistent with his position


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      specified  in Section  1(a)  hereof or any  breach by the  Company of such
      Section, which is not cured within 45 days after written notice of same by Executive (except that such cure period shall be fifteen days with respect to any breach of Section 10(h) hereof unless such breach is due to the actions or inactions of the Executive), describing in detail the breach asserted and stating that it constitutes notice pursuant to this Section 5(c); or (ii) relocation of Executive's offices in excess of 20 miles from
      its  current   location;   or  (iii)  a   substantial   reduction  of  the
      responsibilities, authority or scope of work of Executive.

            (d) RIGHTS UPON TERMINATION. Except as expressly provided in Section 6, upon the termination of the Executive's Employment, the Executive shall only be entitled to the compensation, benefits and expense reimbursements that the Executive has earned under this Agreement before the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Executive.

            6. TERMINATION BENEFITS.

            (a) GENERAL RELEASE. Any other provision of this Agreement notwithstanding, Subsections (b) and (c) below shall not apply unless the Executive (i) has executed a general release of all claims (in a form prescribed by the Company) and (ii) has returned all property of the Company in the Executive's possession.

            (b) SEVERANCE PAY. If the Company terminates the Executive's Employment for any reason other than Cause or Permanent Disability, or if the Executive subject to a Constructive Termination, then the Company shall pay the Executive his Base Salary and maintain and pay his medical benefit and long-term disability coverage for a period of six (6) months following the termination of his Employment (the "Continuation Period"). Such Base Salary shall be paid at the rate in effect at the time of the termination of Employment and in accordance with the Company's standard payroll procedures.

            (c) DEFINITION OF "CAUSE." For all purposes under this Agreement, "Cause" shall mean:

            (i) An  unauthorized  use or  disclosure  by  the  Executive  of the
      Company's  confidential   information  or  trade  secrets,  which  use  or
      disclosure causes material harm to the Company;

            (ii) A material breach by the Executive of any agreement between the Executive and the Company;

            (iii) A material failure by the Executive to comply with the Company's written policies or rules;

            (iv) The Executive's conviction of, or plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

            (v) The Executive's gross negligence or willful misconduct; or

            (vi) A continued failure by the Executive to perform assigned duties after receiving written notification of such failure from the Board of Directors.

            (d)  DEFINITION OF "PERMANENT  DISABILITY."  For all purposes  under
      this  Agreement,   "Permanent   Disability"  shall  mean  the  Executive's


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      inability to perform the essential functions of the Executive's  position, with or without reasonable accommodation, for a period of at least 90 consecutive days because of a physical or mental impairment.

            (e) CHANGE IN CONTROL. In the event that a Change in Control of the Company occurs as a result of a sale or merger of the Company and the Executive is terminated or is subject to a Constructive Termination within one year following such event, then the Executive shall be paid an additional severance payment equal to six months of Base Salary, paid in monthly increments, (the "CHANGE IN CONTROL PAYMENT"), provided that if the Executive obtains similar employment before the end of the six months, then the remaining amount of the Change in Control Payment will be reduced by half. "Change in Control" shall mean: (1) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not controlling stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; OR (2)The sale, transfer or other disposition of all or substantially all of the Company's assets. A Change in Control shall not occur if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

            7. NON-SOLICITATION AND CONFIDENTIAL INFORMATION.

            (a) NON-SOLICITATION. During the period commencing on the date of this Agreement and continuing until the first anniversary of the date when the Executive's Employment terminated for any reason, the Executive shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the Executive's own behalf or on behalf of any other person or entity) either (i) the employment of any employee or consultant of the Company or any of the Company's affiliates or (ii) the business of any current or recent customer or working interest partner with whom the Company is engaged in one or more documented projects or relationships.

            (b) CONFIDENTIAL  INFORMATION.  During Executive's Employment and at
      all times thereafter, Executive shall not, without the prior express written consent of the Board (except as may be required in connection with any judicial or administrative proceeding or inquiry) disclose to any person, other than an officer or director of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties as CFO, any Confidential Information (defined below) with respect to the business and affairs of the Company or any of its subsidiaries, unless such disclosure is subject to a confidentiality agreement or the confidential information has been previously disclosed through no fault of Executive. Executive acknowledges that he has and will have access to proprietary information, trade secrets, and confidential material (including lists of key personnel, customers, clients, vendors, suppliers, distributors or consultants) of the Company (the "CONFIDENTIAL INFORMATION"). Executive agrees, without limitation in time or until such information shall become public other than by the Executive's unauthorized disclosure, to maintain the confidentiality of the Confidential Information and refrain from divulging, disclosing, or otherwise using in any respect the Confidential Information to the detriment of the Company and any of its subsidiaries, affiliates, successors or assigns, or for any other purpose or no purpose, unless such disclosure is subject to a confidentiality agreement or such Confidential Information is previously disclosed through no fault of Executive or unless such Confidential Information is required to be released by law.


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            8. SUCCESSORS.

            (a) COMPANY'S SUCCESSORS. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets that becomes bound by this Agreement.

            (e)  EXECUTIVE'S  SUCCESSORS.  This  Agreement and all rights of the
      Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

            9. ARBITRATION.

            (a) SCOPE OF ARBITRATION REQUIREMENT. The parties hereby waive their rights to a trial before a judge or jury and agree to arbitrate before a neutral arbitrator any and all claims or disputes arising out of this Agreement and any and all claims arising from or relating to the Executive's Employment, including (but not limited to) claims against any current or former employee, director or agent of the Company, claims of wrongful termination, retaliation, discrimination, harassment, breach of contract, breach of the covenant of good faith and fair dealing, defamation, invasion of privacy, fraud, misrepresentation, constructive discharge or failure to provide a leave of absence, or claims regarding commissions, stock options or bonuses, infliction of emotional distress or unfair business practices.

            (b) PROCEDURE. The arbitrator's decision shall be written and shall include the findings of fact and law that support the decision. The arbitrator's decision shall be final and binding on both parties, except to the extent applicable law allows for judicial review of arbitration awards. The arbitrator may award any remedies that would otherwise be available to the parties if they were to bring the dispute in court. The arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The arbitration shall take place in Houston, Texas.

            (c) COSTS. The parties shall share the costs of arbitration equally. Both the Company and the Executive shall be responsible for their own attorneys' fees. Notwithstanding the forgoing, the non-prevailing party shall reimburse the prevailing party for arbitration costs and reasonable attorney's fees.

            (d) APPLICABILITY. This Section 9 shall not apply to (i) workers' compensation or unemployment insurance claims or (ii) claims concerning the validity, infringement or enforceability of any trade secret, patent right, copyright or any other trade secret or Confidential Information held or sought by either the Executive or the Company.


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            10. MISCELLANEOUS PROVISIONS.

            (a) NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.


            (b) MODIFICATIONS AND WAIVERS. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

            (c) WHOLE AGREEMENT. This Agreement supersedes any previous offer letter or employment agreement. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the exhibits and agreements referenced herein contain the entire understanding of the parties with respect to the subject matter hereof.

            (d) WITHHOLDING TAXES. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

            (e) CHOICE OF LAW AND SEVERABILITY. This Agreement shall be interpreted in accordance with the laws of the State of Texas (except their provisions governing the choice of law). If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any applicable jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the minimum extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is rendered illegal by any present or future statute, law, ordinance or regulation (collectively the "Law"), then such provision shall be curtailed or limited only to the minimum extent necessary to bring such provision into compliance with the Law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

            (f) NO ASSIGNMENT. This Agreement and all rights and obligations of the Executive hereunder are personal to the Executive and may not be transferred or assigned by the Executive at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

            (g) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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            (h) INDEMNIFICATION. As an officer of the Company, Executive will be protected by the indemnification provisions of Article VIII of the Company's Certificate of Incorporation. In addition, the Company has purchased and currently maintains insurance protecting its officers and directors against certain losses arising out of actual or threatened actions, suits or proceedings to which such persons may be made or threatened or be made parties ("D&O INSURANCE"). The Company covenants to continue D&O Insurance coverage at current levels for the duration of Executive's service and for two (2) years thereafter.

      IN WITNESS WHEREOF, each of the parties has executed this employment Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.



                                    ----------------------------
                                    Sterling H. McDonald



                                    NATURAL GAS SYSTEMS, INC.



                                    ------------------------------
                                    By  Robert S. Herlin
                                    Title: CEO and President


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                                    EXHIBIT A
                                STOCK OPTION PLAN





                                    EXHIBIT B
                             STOCK OPTION AGREEMENT


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